China Automotive Systems Reports 2009 Third Quarter Results

- Top line $64.7 million on an organic 75% increase YoY –

- Q3 EPS $0.28，increased by 211% YoY –

- Free Cash Flow $15.5 million in first 9 months -

WUHAN, China, November 12, 2009 -- China Automotive Systems, Inc., (the "Company"), (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced record financial results for the third quarter and nine months ended September 30, 2009.

    2009 Third Quarter Highlights:

-- Net sales increased organically 75% YoY to a new quarterly sales record of $64.7 million;
-- Net income rose 210.2% YoY to a quarterly record $8.6 million;
-- Diluted EPS were a quarterly record $0.28 versus $0.09 in the third quarter of 2008;
-- Net cash flow from operations was $24.3 million for the nine months;
-- Cash and equivalents were $45.9 million at September 30, 2009.

Net sales for the third quarter of 2009 represented a 75.0% year-over-year increase to $64.7 million, the highest quarterly sales in the Company's history versus $36.9 million in the 2008 third quarter.

Sales of steering gears for passenger vehicles in the 2009 third quarter were $43.8 million, reflecting a 77.8% increase from $24.6 million in the same quarter one year ago. Pump sales for domestic passenger vehicles in the 2009 third quarter were $6.2 million, an increase of 79.2% from $3.4 million in the same quarter last year. Commercial vehicle steering gear and accessories sales were $14.6 million, representing an increase of 66.0% compared with $8.8 million for the same period of 2008.

Gross profit in the third quarter of 2009 was $17.6 million, an increase of $7.7 million compared with $9.9 million for the same quarter in 2008, reflecting a 78.6% year-over-year increase. The gross margin in the third quarter of 2009 was 27.3%, compared with 26.7% in the third quarter last year. The Company plans to meet its yearly gross margin target of at least 28%.

Selling expenses in the third quarter were $4.3 million as compared to $2.3 million in the same quarter a year ago. Selling expenses as a percentage of revenue for the third quarter of 2009 were 6.7% as compared to 6.3% for the same period in 2008.

General and administrative expenses in the third quarter were $2.7 million as compared to $2.1 million in the same quarter a year ago. G&A as a percentage of revenue for the third quarter of 2009 were 4.2% as compared to 5.6% for the same period in 2008.

Operating income increased by 161.1% year-over-year to $9.7 million in the third quarter of 2009, compared with $3.7 million in the same quarter in 2008. Higher gross profit combined with lower third quarter operating expenses in 2009 generated higher operating income compared with the same quarter last year.

Net income attributable to common shareholders was $8.6 million for the third quarter, or $0.28 per diluted share, compared with $2.8 million, or $0.09 per diluted share in the same quarter in 2008. The net margin for net income attributable to common shareholders rose to 13.2% in the 2009 third quarter from 7.5% in the third quarter of 2008. The diluted weighted average shares outstanding were 31.4 million in the third quarters of both 2009 and 2008.

As of September 30, 2009, total cash and cash equivalents were $45.9 million, as compared with $37.1 million as of December 31, 2008. Stockholder's equity increased to $123.7 million as of September 30, 2009 from $104.5 million as of December 31, 2008. Working capital reached $87.5 million. Net cash flow from operations was $24.3 million for the nine months ended September 30, 2009. During the third quarter of 2009, CAPEX was $2.5 million and free cash flow increased by $6.1 million as the Company purchased equipment to enhance its production capacity. As a result, total free cash flow was $ 15.5 million in the first nine months in 2009.

2009 Outlook

The Company expects its revenue to increase by approximately 40% for the year 2009. This target is based on the Company's current contracts from existing customers, which are subject to change.

Conference Call
Management will conduct a conference call on Thursday, November 12th at 8:00 a.m. Eastern Standard Time to discuss these results. A question and answer session will follow management's presentation.

To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the “China Automotive Systems” conference call:

Phone Number: +1-877-407-9205 (North America)

Phone Number: +1-201-689-8054 (International)

In addition, the conference call will be broadcast live over the Internet at:

http://www.caasauto.com

Please go to the web site at least 15 minutes early to register, download and install any necessary software.

A telephone replay of the call will be available after the conclusion of the conference call through 11:59 PM Eastern Standard Time on Thursday, November 26, 2009. The dial-in details for the replay are: U.S. Toll Free Number +1-877-660-6853, International dial-in number +1-201-612-7415; using Account "286" and Conference ID "337003" to access the replay. The internet audio stream will also be available until 11:59 pm Eastern Standard Time on Thursday, November 26.

About China Automotive Systems, Inc.
Based in Hubei Province, People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through eight Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers 4 separate series of power steering with an annual production capacity of over 1.8 million sets, steering columns, steering oil pumps and steering hoses. Its customer base is comprised of leading Chinese auto manufacturers such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd., etc. For more information, please visit: http://www.caasauto.com

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition and the impact of acquisitions on its financial performance. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the impact of competitive products, pricing and new technology; changes in demand for the Company's products; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, delays and cost overruns related to developing and opening new production facilities; and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

For further information, please contact:

     Jie Li
     Chief Financial Officer
     China Automotive Systems
     Email: jieli@chl.com.cn

     Kevin Theiss
     Investor Relations
     Grayling
     Tel: +1-646-284-9409
     Email: kevin.theiss@us.grayling.com

China Automotive Systems, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,
	2009	2008
Net product sales, including $1,384,458 and $967,591 to related parties for the three months ended September 30, 2009 and 2008	$64,654,369	$36,936,755
Cost of product sold, including $3,477,109 and $1,783,822 purchased from related parties for the three months ended September 30, 2009 and 2008	47,015,047	27,058,532
Gross profit	17,639,322	9,878,223
Add: Gain on other sales	284,234	343,326
Less: Operating expenses-
Selling expenses	4,334,443	2,309,064
General and administrative expenses	2,739,886	2,060,675
R&D expenses	531,383	665,552
Depreciation and amortization	663,408	1,488,842
Total Operating expenses	8,269,120	6,524,133
Income from operations	9,654,436	3,697,416
Add: Other income, net	-	123,167
Financial income (expenses) net	(401,121)	(446,261)
Gain on change in fair value of derivative	3,129,794	677,417
Income before income taxes	12,383,109	4,051,739

Less: Income taxes	1,789,836	309,480
Net income	$10,593,273	$3,742,259
Net income attributable to non-controlling interests	2,036,762	983,480
Net income attributable to common shareholders	$8,556,511	$2,758,779
Net income per common share-
Basic	$0.32	$0.10
Diluted	$0.28	$0.09
Weighted average number of common shares outstanding –
Basic	26,983,717	26,983,244
Diluted	31,412,485	31,431,026

	Nine Months Ended September 30,
	2009	2008
Net product sales, including $3,257,716 and $3,766,078 to related parties for the nine months ended September 30, 2009 and 2008	$171,836,094	$124,912,138
Cost of product sold, including $8,463,331 and $6,387,212 purchased from related parties for the nine months ended September 30, 2009 and 2008	123,497,209	88,358,541
Gross profit	48,338,885	36,553,597
Add: Gain on other sales	523,860	595,226
Less: Operating expenses-
Selling expenses	10,509,910	7,721,240
General and administrative expenses	6,787,918	7,828,458
R&D expenses	1,415,531	1,404,525
Depreciation and amortization	1,742,162	4,234,633
Total Operating expenses	20,455,521	21,188,856
Income from operations	28,407,224	15,959,967
Add: Other income, net	-	322,626
Financial income (expenses) net	(1,318,829)	(884,708)
Gain on change in fair value of derivative	591,511	1,672,570
Income before income taxes	27,679,906	17,070,455
Less: Income taxes	4,714,124	718,417
Net income	$22,965,782	$16,352,038
Net income attributable to non-controlling interests	6,074,110	4,418,730
Net income attributable to common shareholders	$16,891,672	$11,933,308
Net income per common share-
Basic	$0.63	$0.47
Diluted	$0.58	$0.45
Weighted average number of common shares outstanding –
Basic	26,983,402	25,272,884
Diluted	31,627,696	28,734,809

China Automotive Systems, Inc.
Condensed Consolidated Balance Sheets

	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,894,475	$37,113,375
Pledged cash deposits	9,252,284	6,739,980
Accounts and notes receivable, net, including $2,940,878 and $1,285,110 from related parties at September 30, 2009 and December 31, 2008	131,518,363	96,424,856
Advance payments and other, including $256,880 and $9,374 to related parties at September 30, 2009 and December 31, 2008	2,038,161	1,442,614
Inventories	29,388,926	26,571,755
Total current assets	$218,092,209	$168,292,580
Long-term Assets:
Property, plant and equipment, net	$58,226,765	$51,978,905
Intangible assets, net	673,054	504,339
Other receivables, net, including $869,318 and $903,674 from related parties at September 30, 2009 and December 31, 2008	1,214,876	1,349,527
Advance payments for property, plant and equipment, including $2,739,564 and $2,473,320 to related parties at September 30, 2009 and December 31, 2008	2,826,235	6,459,510
Long-term investments	79,075	79,010
Deferred income tax assets	2,916,305	2,383,065
Total assets	$284,028,519	$231,046 ,936
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loans	$9,518,231	$7,315,717
Accounts and notes payable, including $1,849,590 and $1,097,642 to related parties at September 30, 2009 and December 31, 2008	89,332,480	59,246,043
Convertible notes payable	-	32,922,077
Derivative liabilities	-	1,502,597
Customer deposits	552,519	236,018
Accrued payroll and related costs	3,064,192	2,715,116
Accrued expenses and other payables	14,971,228	12,460,784
Accrued pension costs	3,863,194	3,806,519
Taxes payable	9,254,273	5,717,438
Amounts due to shareholders/directors	50,034	337,370
Total current liabilities	$130,606,151	$126,259,679
Long-term liabilities:
Convertible notes payable	28,534,712	-
Derivative liabilities	913,063	-
Advances payable	233,914	234,041
Total liabilities	$160,287,840	$126,493,720
Related Party Transactions and balances
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value - Authorized - 20,000,000 shares Issued and outstanding – None	$-	$-
Common stock, $0.0001 par value - Authorized - 80,000,000 Shares Issued and Outstanding - 26,984,744 shares at September 30, 2009 and 26,983,244 shares at December 31, 2008	2,698	2,698
Additional paid-in capital	27,353,646	27,148,206
Retained earnings-
Appropriated	8,324,533	7,525,777
Unappropriated	52,119,432	36,026,516
Deferred stock compensation	(375,039)	(500,052)
Accumulated other comprehensive income	10,943,960	11,127,505
Non-controlling interests	25,371,449	23,222,566
Total stockholders' equity	$123,740,679	$104,553,216
Total liabilities and stockholders' equity	$284,028,519	$231,046,936

China Automotive Systems, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$22,965,782	$16,352,038
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Stock-based compensation	321,663	95,400
Depreciation and amortization	5,940,068	7,320,365
Allowance for doubtful accounts (Recovered)	(1,484,680)	70,303
Deferred income taxes assets	(531,244)	(582,746)
Amortization for discount of convertible note payable	612,635	302,771
(Gain) loss on change in fair value of derivative	(591,511)	(1,672,570)
Other operating adjustments	(226,916)	(11,054)
Changes in operating assets and liabilities:
(Increase) decrease in:
Pledged deposits	(2,505,479)	(4,188,067)
Accounts and notes receivable	(33,727,451)	(12,353,480)
Advance payments and other	(593,563)	(703,006)
Inventories	(2,794,500)	(8,253,097)
Accounts and notes payable	30,025,373	8,678,459
Customer deposits	316,133	19,248
Accrued payroll and related costs	346,723	29,914
Accrued expenses and other payables	2,685,922	1,049,671
Accrued pension costs	53,613	(126,889)
Taxes payable	3,528,700	(1,536,750)
Advances payable	(317)	(126,834)
Net cash provided by operating activities	$24,340,951	$4,363,676
Cash flows from investing activities:
(Increase) decrease in other receivables	125,815	(385,893)
Cash received from equipment sales	678,132	143,672
Cash paid to acquire property, plant and equipment	(8,814,876)	(9,463,155)
Cash paid to acquire intangible assets	(321,671)	(117,064)
Cash paid for the acquisition of 35.5% of Henglong	-	(10,000,000)
Net cash (used in) investing activities	$(8,332,600)	$(19,822,440)
Cash flows from financing activities:
Proceeds from (repayment of) bank loans	2,197,177	(9,030,840)
Dividends paid to the non-controlling interest holders of Joint-venture companies	(4,176,583)	(5,159,657)
(Decrease) in amounts due to shareholders/directors	(287,854)	(78,857)
Proceeds on exercise of stock options	8,790	-
Capital contribution from the non-controlling interest holders of Joint-venture companies	-	745,723
Proceeds on issuance of convertible note payable	-	35,000,000
Repayment of convertible note payable	(5,000,000)	-
Net cash provided by (used in) financing activities	$(7,258,470)	$21,476,369
Cash and cash equivalents effected by foreign currency	$31,219	$1,683,815
Net increase in cash and cash equivalents	8,781,100	7,701,420
Cash and cash equivalents at beginning of period	37,113,375	19,487,159
Cash and cash equivalents at end of period	$45,894,475	$27,188,579

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